Exhibit 99.1

Company Contact:	Investor Relations Contacts:
E-Z-EM, Inc.	Lippert/Heilshorn & Associates, Inc.
Tom Johnson x3317	Kim Sutton Golodetz (kgolodetz@lhai.com)
(800) 544-4624	(212) 838-3777
www.ezem.com	Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com

FOR IMMEDIATE RELEASE

E-Z-EM REPORTS RECORD NET SALES

FOR FOURTH QUARTER AND FISCAL 2005

Conference Call to begin at 10:00 a.m. Eastern Time Tuesday, August 2, 2005

LAKE SUCCESS, N.Y. (August 1, 2005) – E-Z-EM, Inc. (NASDAQ: EZEM) today announced financial results for the fourth quarter and fiscal year ended May 28, 2005. Highlights of the quarter and year include:

•	Record net sales from continuing operations of $32.0 million, up 15% compared with the fiscal 2004 fourth quarter
•	Record net sales for the year of $113.1 million, up 12% compared with fiscal 2004
•	Earnings from continuing operations grew to $5.7 million from $3.6 million for fiscal 2004
•	Completion of the second phase of the Manufacturing, Streamlining and Restructuring (MSR II) program
•	Completed the purchase of Reactive Skin Decontamination Lotion (RSDL) assets from O’Dell Engineering
•	Veteran bio-defense executive Tim Henry joined E-Z-EM
•	Common stock began trading on The NASDAQ National Market
•	CT product sales surpass fluoroscopy sales for both quarter and year for the first time

Net sales for the quarter ended May 28, 2005 were $32.0 million, up 15% compared with net sales of $27.7 million for the quarter ended May 29, 2004. Sales growth continued to benefit from the voluntary recall of some liquid barium products by the Mallinckrodt division of Tyco International Ltd. The Company estimates that between $2.3 and $2.6 million of sales growth for the quarter was attributable to this recall, with the balance attributable to organic growth of CT products such as the Smoothie line of oral contrasts and the Empower(R) family of injectors.

Gross profit improved to $13.4 million, from $11.4 million for the year-ago quarter and gross profit percentage increased to 42.0% from 41.2%, reflecting benefits from increased sales and from the first phase of the Manufacturing, Streamlining and Restructuring (MSR) program completed during the Company’s fiscal 2004.

Operating expenses increased to $12.4 million from $9.8 million for the prior-year quarter, largely due to increased plant closing and operational restructuring costs ($0.8 million), increased compensation costs ($.5 million), increased auditing and consulting costs for Sarbanes-Oxley (SOX) Section 404 compliance ($0.4 million), and higher research and development expenses ($0.3 million) largely due to new product development costs incurred during the fourth quarter of 2005. As a result, operating profit was $1.0 million, compared with operating profit of $1.6 million for the fourth quarter of fiscal 2004.

Other income for the 2005 fourth quarter was $0.6 million, compared with $1.6 million for the 2004 fourth quarter. The decline in other income was due to the decrease in gains on sales of non-core equity securities ($.7 million) and the recording of an impairment charge ($0.5 million) for a non-core equity security.

For the 2005 fourth quarter, the Company’s effective tax rate was 18% as compared to the statutory Federal rate of 34%, due primarily to the reversal of a tax valuation allowance relating to the sale of non-core equity securities. For the comparable prior year quarter, the effective tax rate of 23% resulted from the utilization of previously unrecorded net operating loss carry-forwards in certain foreign jurisdictions.

Earnings from continuing operations for the 2005 fourth quarter were $1.3 million, or $0.12 per diluted share, compared with earnings from continuing operations of $2.5 million, or $0.23 per diluted share, for the prior-year quarter.

Net sales for the 12 months ended May 28, 2005 were $113.1 million, up 12% from net sales of $100.6 million for the 12 months ended May 29, 2004. Gross profit improved to 42.5% from 39.8% last fiscal year, due primarily to efficiencies resulting from the first phase of MSR. Operating profit was $3.5 million, compared with $2.1 million last year. Earnings from continuing operations for fiscal 2005 were $5.7 million, or $0.52 per diluted share, up sharply from continuing operations of $3.6 million, or $0.34 per diluted share, for the prior year.

E-Z-EM had cash, cash equivalents and short-term marketable securities as of May 28, 2005 of $28.6 million, compared with $24.5 million as of May 29, 2004.

Commenting on the results, Anthony A. Lombardo, president and CEO of E-Z-EM, said, “I am delighted to report that this fiscal year has been an outstanding year for E-Z-EM on both financial and operational levels. Over the period, we have achieved continued growth in our CT products, delivered a solid performance in our core business, and demonstrated the Company’s responsiveness to the marketplace through the ongoing Mallinckrodt recall.

“Since the beginning of the third quarter, we have benefited from Mallinckrodt’s voluntary recall of its liquid barium product line. For the fourth quarter, we estimate that this recall contributed between $2.3 and $2.6 million to our net sales increase over the fourth quarter of the previous year. Mallinckrodt has returned to market with one of their products, but we believe that the majority of their products will remain offline for the next several weeks and possibly longer. We have implemented an aggressive program to meet market demand stemming from this recall and to attempt to retain a significant portion of this customer base in the coming year.

“Our focus on CT imaging solutions continues to be validated. In fact, for the first time sales of our CT product offerings for both the quarter and the year have surpassed fluoroscopy products, a trend we expect to continue. We are particularly pleased with our Empower® injectors, which continued to post double-digit growth over the previous year and were once again rated No. 1 in user satisfaction by MD Buyline. We are also pleased with the results of early clinical studies with VoLumen®, our next-generation, low-density barium sulfate suspension for use as an oral contrast in Multidetector CT (MDCT) and PET/CT studies. While still early in its launch, we believe that initial marketplace response to VoLumen has been very positive, and we expect that results of additional studies scheduled to be presented in the coming months will help increase sales and advance its adoption as the Gold Standard oral contrast agent for abdominal imaging.

“As we announced in April, we have completed the purchase from O’Dell Engineering of all assets related to Reactive Skin Decontamination Lotion (RSDL). E-Z-EM is now the exclusive global manufacturer and marketer of RSDL to first-responder organizations and military services in most parts of the world. To take the next step toward fully capitalizing on the opportunities in this area, we also recently announced the hiring of Tim Henry as Vice President – Healthcare Decontamination. Tim brings in-depth knowledge and a successful track record in chemical and biological defense solutions for the government, and we look forward to working with him to build this business.

“We are also pleased to report that we have completed the final stages of our MSR II project, in which we moved our powdered barium manufacturing operation to our facility in Canada. This marks the completion of the realignment of the Company’s manufacturing base. We expect this realignment will generate efficiencies similar to those we have seen thus far with MSR I. With the completion of MSR II, we have entered into an agreement to sell our Main Street property in Westbury, New York, which we expect to close by the end of September.

“Finally, the fourth quarter also saw a significant milestone for E-Z-EM with the listing of the Company’s stock on The Nasdaq National Market. We believe this move will enhance the visibility of the Company, while at the same time should provide investors with better prices, faster execution, and lower trading costs. This is an important achievement and milestone for E-Z-EM, and part of our ongoing efforts to maximize shareholder value.”

Due to a number of unusual items, largely related to the Company’s operational restructuring costs, an additional pro forma table is being provided along with reported results as a convenience to investors who may want clarification on the impact of the Company’s MSR program, the sales of non-core equity securities, the impairment of a non-core equity security, and the recording of a tax benefit. The table is presented to assist investors in understanding the impact of these items on continuing operations and to clarify comparisons with the prior year periods.

Fiscal Year 2006 Financial Guidance

Regarding financial guidance for fiscal 2006, the Company expects net sales to be $122.0 million to $125.0 million compared with reported sales of $113.1 million in fiscal 2005. Net earnings are expected to be $4.5 million to $5.2 million, compared with pro-forma earnings from continuing operations of $4.3 million for fiscal 2005.

Conference Call

E-Z-EM management will host a conference call to discuss these results on Tuesday, August 2, 2005 beginning at 10:00 a.m. Eastern Time. To participate in the call, please dial (877) 815-7177 from the U.S., or (706) 679-0753 from outside the U.S. A telephone replay of the call will be accessible for a limited time following completion of the call by dialing (800) 642-1687 or (706) 645-9291, and entering reservation number 8048496. In addition, participants may access the call over the Internet by visiting the Company’s Web site at www.ezem.com. The call will be archived there for a limited period of time.

About E-Z-EM, Inc.

E-Z-EM is a leading manufacturer of contrast agents for gastrointestinal radiology. The Company recently introduced VoLumen® the next generation low density barium sulfate suspension for use as an oral contrast in Multidetector CT (MDCT) and PET/CT studies. The Company also offers Empower®—the only family of CT injectors on the market with patented EDA™ technology that can help detect contrast extravasation—and offers a complete product set for the virtual colonoscopy practitioner. This product line consists of virtual colonoscopy hardware, software, nutritional prep kits and bowel cleaners, tagging agents and a carbon dioxide colon insufflation system. The Company is also the exclusive global manufacturer and marketer of Reactive Skin Decontamination Lotion (RSDL) for first-responder organizations and military services in many countries. RSDL is a liquid skin decontaminant that breaks down chemical agents such as Sarin or VX in seconds, leaving a non-toxic liquid that can be washed away with water.

The statements made in this document contain certain forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions, are intended to identify such forward-looking statements. The forward-looking statements contained in this release may involve numerous risks and uncertainties, known and unknown, beyond the Company’s control. Such risks and uncertainties include: the ability of the Company to develop its products; the extent and duration of the Mallinckrodt recall of liquid barium products; continued growth in CT product sales; the results of future research studies, market acceptance and sales of RSDL, market acceptance and sales of VoLumen®; successful completion and the amount of realized savings from the Company’s MSR program; future actions by the FDA or other regulatory agencies, overall economic conditions, general market conditions, price increases of raw materials and components, foreign currency exchange rate fluctuations as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Form 10-Q for the quarter ended February 26, 2005 and its Annual Report on Form 10-K for the fiscal year ended May 29, 2004. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements, and investors are cautioned not to place undue reliance on the forward-looking statements included in this release.

(Tables to follow)

E-Z-EM, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	May 28, 2005	May 29, 2004
Assets

Current assets
Cash, cash equivalents and debt and equity securities	$28,602	$24,464
Accounts receivable, net	17,677	16,673
Inventories	22,822	18,901
Other current assets	6,149	5,792
Current assets of discontinued operation		40,290

Total current assets	75,250	106,120

Property, plant & equipment - at cost, net	13,256	15,415
Other non-current assets	13,549	11,649
Non-current assets held for disposal	3,593
Non-current assets of discontinued operation		9,352

Total assets	$105,648	$142,536

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$5,069	$4,415
Accrued liabilities	9,916	6,557
Other current liabilities	653	768
Current liabilities of discontinued operation		5,744

Total current liabilities	15,638	17,484

Other long-term liabilities	4,290	3,666
Non-current liabilities and minority interest of discontinued operation		9,611
Stockholders’ equity	85,720	111,775

Total liabilities and stockholders’ equity	$105,648	$142,536

E-Z-EM, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited)

(in thousands, except per share data)

		Three Months Ended			Year Ended

		May 28, 2005	May 29, 2004		May 28, 2005	May 29, 2004
Net sales		$32,008	$27,730		$113,075	$100,609
Cost of goods sold		18,577	16,297		65,039	60,552

Gross profit		13,431	11,433		48,036	40,057

Operating expenses	(1)	12,398	9,796	(2)	44,583	37,958

Operating profit	(1)	1,033	1,637	(2)	3,453	2,099

Other income (expense), net		603	1,628		3,106	3,443

Earnings from continuing operations
before income taxes		1,636	3,265		6,559	5,542

Income tax provision		300	762		851	1,944

Earnings from continuing operations		1,336	2,503		5,708	3,598

Earnings from discontinued operation,
net of income tax provision			1,524		1,228	3,128

Net earnings		$1,336	$4,027		$6,936	$6,726

Basic earnings per common share
From continuing operations		$0.12	$0.24		$0.53	$0.35
From discontinued operation,
net of income tax provision			0.14		0.11	0.30

Net earnings		$0.12	$0.38		$0.64	$0.65

Diluted earnings per common share
From continuing operations		$0.12	$0.23		$0.52	$0.34
From discontinued operation,
net of income tax provision			0.14		0.11	0.29

Net earnings		$0.12	$0.37		$0.63	$0.63

Weighted average common shares
Basic		10,793	10,595		10,762	10,344
Diluted		10,975	10,869		10,951	10,625

(1)	Current quarter amount includes plant closing and operational restructuring costs of $843,000; prior quarter amount includes plant closing and operational restructuring costs of $71,000.

(2)	Current year amount includes plant closing and operational restructuring costs of $2,917,000; prior year amount includes plant closing and operational restructuring costs of $1,771,000.

E-Z-EM, Inc. and Subsidiaries

PRO FORMA FINANCIAL INFORMATION

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended

	May 28, 2005	May 29, 2004	May 28, 2005	May 29, 2004
Operating profit - as reported	$1,033	$1,637	$3,453	$2,099
Add:
MSR I project costs		71		1,771
MSR II project costs	843		2,917

Operating profit - pro forma	$1,876	$1,708	$6,370	$3,870

Earnings from continuing operations - as reported	$1,336	$2,503	$5,708	$3,598
Add:
MSR I project costs		75		1,583
MSR II project costs	556		1,925
Impairment of non-core equity security	500		500
Less:
Gains on sales of non-core
equity securities	885	1,075	3,270	1,730
Tax benefit on losses of Puerto
Rican subsidiary			548

Earnings from continuing operations - pro forma	$1,507	$1,503	$4,315	$3,451

Diluted earnings per common share from
continuing operations - as reported	$0.12	$0.23	$0.52	$0.34
Add:
MSR I project costs		0.01		0.15
MSR II project costs	0.05		0.18
Impairment of non-core equity security	0.05		0.05
Less:
Gains on sales of non-core
equity securities	0.08	0.10	0.30	0.16
Tax benefit on losses of Puerto
Rican subsidiary			0.05

Diluted earnings per common share from
continuing operations - pro forma	$0.14	$0.14	$0.40	$0.33

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